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                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                              MICROLOG CORPORATION
             -----------------------------------------------------
             (Exact name of registrant as specified in its charter)


              VIRGINIA                                   52-0901291
     ----------------------------                       ---------------
    (State or other jurisdiction            (I.R.S. Employer Identification No.
  of incorporation or organization)



         20270 GOLDENROD LANE
         GERMANTOWN, MARYLAND                                20876
     ----------------------------                       ---------------
(Address of Principal Executive Offices)                  (Zip Code)


                              MICROLOG CORPORATION
                             1995 STOCK OPTION PLAN,
                             AS AMENDED AND RESTATED
             -----------------------------------------------------
                            (Full title of the plan)


                                STEPHEN D. SMITH
                                    PRESIDENT
                              MICROLOG CORPORATION
                              20270 GOLDENROD LANE
                           GERMANTOWN, MARYLAND 20876
             -----------------------------------------------------
                     (Name and address of agent for service)


                                    Copy to:

                             STEVEN M. KAUFMAN, ESQ.
                             HOGAN & HARTSON L.L.P.
                           555 THIRTEENTH STREET, N.W.
                             WASHINGTON, D.C. 20004
                                 (202) 637-5736


                         CALCULATION OF REGISTRATION FEE

==============================================================================================================
                                                PROPOSED             PROPOSED
   TITLE OF SECURITIES      AMOUNT TO BE    MAXIMUM OFFERING      MAXIMUM AGGREGATE         AMOUNT OF
     TO BE REGISTERED        REGISTERED    PRICE PER SHARE (1)    OFFERING PRICE (1)   REGISTRATION FEE (1)
- --------------------------------------------------------------------------------------------------------------
      COMMON STOCK,
      PAR VALUE $.01           600,000(2)      $1.53125               $918,750              $256
        PER SHARE
==============================================================================================================

(1) Estimated pursuant to Rule 457(c) solely for purposes of calculating the amount of the registration fee, based on the average of the high and low prices per share of Microlog Corporation common stock, par value $.01 per share, on July 28, 1999, as reported on The Nasdaq National Market.

(2) As permitted by Rule 429 promulgated under the Securities Act of 1933, as amended, the prospectus related to this Registration Statement also covers 1,000,000 shares registered under Registration No. 333-07981 on Form S-8, filed with the Securities and Exchange Commission on July 11, 1996. The registration fee for such shares has previously been paid.
================================================================================

                                EXPLANATORY NOTE

      As permitted by General Instruction E to the Form S-8, this Registration Statement incorporates by reference the information contained in the registration statement on Form S-8 filed by Microlog Corporation (the "Company") with the Securities and Exchange Commission on July 11, 1996 (Registration No. 333-07981) relating to the Corporation's 1995 Stock Option Plan, as amended and restated (the "Plan").

      On May 12, 1999, the Board of Directors of the Company adopted an amendment to the Plan, subject to stockholder approval, to increase by 600,000 the number of shares of common stock, par value $.01 per share (the "Common Stock"), available for issuance thereunder to 1,600,000 shares from 1,000,000 shares. The Company's stockholders approved the amendment to the Plan at the annual meeting of stockholders held on July 2, 1999. Accordingly, as amended, the total number of shares of Common Stock available under the Plan is 1,600,000, of which 600,000 shares are being registered hereunder.

      Except for the foregoing amendment, the Plan remains unchanged.

      There are filed with the Registration Statement the following exhibits:

EXHIBIT
 NUMBER     DESCRIPTION
 ------     -----------

  4.1       Microlog   Corporation  1995  Stock  Option  Plan,  as  amended  and
            restated.

  4.2 Amended and Restated Articles of Incorporation of Registrant, as amended (incorporated by reference to an Exhibit to Registration Statement on Form S-1 (File No. 33-31710)).

  4.3       Bylaws of the Registrant,  as amended  (incorporated by reference to
            an  Exhibit  to  Registration   Statement  on  Form  S-1  (File  No.
            33-31710)).

  4.4 Form of Common Stock Certificate (incorporated by reference to an Exhibit to Registration Statement on Form S-1 (File No. 33-31710)).

  5.1 Opinion of Hogan & Hartson L.L.P. regarding the legality of the securities being registered.

  23.1      Consent of Price Waterhouse LLP.

  23.2      Consent of Hogan & Hartson L.L.P.  (included in its opinion filed as
            Exhibit 5.1 hereto).

  24.1      Power of Attorney (included on signature pages).

  99.1 Article VII of the Bylaws of Microlog Corporation (incorporated by reference to Exhibit 99.1 to Registration Statement on Form S-8 (File No. 333-07981)).

  99.2      Sections  13.1-692.1,  13.1-697,  13.1-698,  13.1-702,  13.1-703 and
            13.1-704 of the Virginia Stock Corporation Act.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Germantown, State of Maryland, on the 14th day of July, 1999.

                                      MICROLOG CORPORATION

                                      By: /s/ Stephen D. Smith
                                          -------------------------
                                          Stephen D. Smith
                                          President, Chief Executive Officer and
                                          Director


                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen D. Smith, Steven R. Delmar and Joe J. Lynn, jointly and severally, each in his own capacity, as true and lawful attorneys-in-fact, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


         SIGNATURE                          TITLE                               DATE
         ---------                          -----                               ----
  /s/ Stephen D. Smith
- --------------------------      President, Chief Executive Officer         July 14, 1999
   Stephen D. Smith                         and Director


  /s/ Steven R. Delmar
- --------------------------       Executive Vice President and Chief        July 14, 1999
   Steven R. Delmar                  Financial Officer (Principal
                                        Accounting Officer)

  /s/ Joe J. Lynn
- --------------------------                     Director                    July 14, 1999
   Joe J. Lynn

         SIGNATURE                          TITLE                               DATE
         ---------                          -----                               ----

   /s/ David M. Gische                     Director                        July 14, 1999
- --------------------------
   David M. Gische


   /s/ Robert E. Gray, Jr.                 Director                        July 14, 1999
- --------------------------
   Robert E. Gray, Jr.


   /s/ David B. Levi                       Director                        July 14, 1999
- --------------------------
     David B. Levi

                                           Director                        July __, 1999
- --------------------------
   John J. Sickler

                                  EXHIBIT INDEX

EXHIBIT
 NUMBER                    DESCRIPTION                                     PAGE
 ------                    -----------                                     ----

  4.1 Microlog Corporation 1995 Stock Option Plan, as amended and restated.

  4.2       Amended and Restated  Articles of Incorporation of Registrant,
            as  amended  (incorporated  by  reference  to  an  Exhibit  to
            Registration Statement on Form S-1 (File No. 33-31710)).           *

  4.3       Bylaws  of  the  Registrant,   as  amended   (incorporated  by
            reference to an Exhibit to Registration  Statement on Form S-1
            (File No. 33-31710)). 4.4 Form of Common Stock Certificate (incorporated by reference to an Exhibit to Registration
            Statement  on Form S-1 (File No.  33-31710)).                      *

  5.1 Opinion of Hogan & Hartson L.L.P. regarding the legality of the securities being registered.

  23.1      Consent  of  PriceWaterhouse LLP.

  23.2 Consent of Hogan & Hartson L.L.P. (included in their opinion filed as Exhibit 5.1 hereto).

  24.1      Power of Attorney (included on signature pages).

  99.1      Article   VII   of  the   Bylaws   of   Microlog   Corporation
            (incorporated  by reference  to Exhibit  99.1 to  Registration
            Statement on Form S-8 (File No. 333-07981)).                       *

  99.2      Sections 13.1-692,  13.1-697, 13.1-698, 13.1-702, 13.1-703 and
            13.1-704 of the Virginia Stock Corporation Act.

- ----------
* incorporated by reference


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